Exhibit 10.50

WAIVER AND FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT AND FIRST AMENDMENT TO WARRANT

This WAIVER AND FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT AND FIRST AMENDMENT TO WARRANT (this “Amendment”), dated as of September 30, 2020, is entered into by and among FUBOTV INC., a Florida corporation (formerly known as FaceBank Group, Inc.) (“FaceBank”), Evolution AI Corporation, a Florida corporation (“Evolution”), Pulse Evolution Corporation, a Nevada corporation (“Pulse”), FUBOTV MEDIA INC., a Delaware corporation (“FuboTV”) (formerly known as fuboTV Inc.) and SPORTS RIGHTS MANAGEMENT, LLC, a Delaware limited liability company (“SRM” and together with FaceBank, Evolution, Pulse and FuboTV, collectively, the “Borrower”) and FB LOAN SERIES I, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Borrower and the Purchaser are parties to that certain Note Purchase Agreement, dated as of March 19, 2020 (as supplemented by that certain Joinder Agreement, effective as of April 2, 2020, as amended by that certain Amendment to Note Purchase Agreement, dated April 21, 2020, as amended by that certain Consent and Second Amendment to Note Purchase Agreement, dated May 28, 2020, that certain Third Amendment to Note Purchase Agreement, dated July 1, 2020, that certain Fourth Amendment to the Note Purchase Agreement dated August 3, 2020, and as further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which the Purchaser purchased a certain promissory note issued by the Borrower, which promissory note (the “Note”) was secured by security interests upon the Collateral and was repaid in full by the Borrower as of July 3, 2020; and

WHEREAS, the Loan Parties have requested and Purchaser desires (i) to waive any and all Events of Default that have occurred pursuant to Section 8.17 of the Purchase Agreement on or prior to the date of this Amendment and (ii) agree to a revised Exercise Price for the Warrant, and the parties desire to amend the Purchase Agreement and the Warrant, in each case subject to the terms and conditions as hereinafter set forth.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Purchase Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such term in the Purchase Agreement.

Section 2. Waiver.

(a) Pursuant to Section 13.4 of the Purchase Agreement, and subject to and in accordance with the terms and conditions set forth herein, including without limitation the conditions precedent set forth in Section 5 hereof, the Purchaser hereby waives upon the effectiveness of this Amendment any Events of Default (including any and all rights and remedies that result therefrom) that have occurred or may have occurred pursuant to Section 8.17 of the Purchase Agreement on or prior to the effective date of this Amendment.

(b) From and after the effectiveness of this Amendment and subject to and in reliance upon the terms hereof, the Purchaser hereby waives the benefit of any further adjustment to the Exercise Price pursuant to (i) Section 2(c) of the Warrant that it may otherwise have been entitled to as a result of any Dilutive Issuances (as defined in the Warrant) that have occurred or may have occurred prior to the effective date of this Amendment or (ii) Section 2(d) of the Warrant that it may otherwise have been entitled to as a result of any Event of Default that have occurred or may have occurred pursuant to Section 8.17 of the Purchase Agreement prior to the effective date of this Amendment. The parties acknowledge and agree that nothing contained herein shall in any way limit the Purchaser’s rights with respect to any Dilutive Issuance occurring on or after the date hereof.

Section 3. Amendment to Note Purchase Agreement. Effective as of September 30, 2020, the Purchase Agreement is hereby amended as follows:

(a) Section 8.17(c) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(i) FaceBank shall file a registration statement on Form S-1 or S-3 which includes the remaining amount of the Closing Date Shares held by Purchaser and its Affiliates and the Warrant Shares on the earlier to occur of (A) the date of filing of the next registration statement for any Capital Stock of FaceBank or (B) November 15, 2020; and (ii) FaceBank shall have been approved to list FaceBank’s Capital Stock for trading on a national exchange prior to the effective date of the Initial Registration Statement. FaceBank shall diligently prosecute and shall timely respond to all requests and mandates from applicable Governmental Authorities in connection with the registration and listing applications referred to in this Section 8.17(c). The covenants and obligations of FaceBank and the Loan Parties in respect of this Section 8.17(c) shall survive the redemption, payment and/or prepayment of the Notes.”

(b) Section 8.17 of the Purchase Agreement is hereby amended by the insertion of a new paragraph (i) as follows:

“(i) Rule 144 Opinion. FaceBank shall ensure that its general counsel delivers to FaceBank’s transfer agent a legal opinion letter (the “Opinion Letter”) on or before October 1, 2020, in form and substance acceptable to such transfer agent, (i) opining that the transfer and sale of the Closing Date Shares by the Purchaser is not required to be registered under the Securities Act by reason of the exemption provided by Section 4(a)(1) thereof and Rule 144 thereunder, and that the restrictive legend on FaceBank’s stock records, concerning the transfer of the Closing Date Shares under the Securities Act, may be removed in connection with such transfer and sale; and (ii) stating that the transfer agent may rely on such Opinion Letter until such time as FaceBank notifies the transfer agent in writing that it can no longer so rely. In the event that such Opinion Letter is insufficient to permit the Purchaser to sell the Closing Date Shares (whether as a result of the transfer agent’s or any broker’s determination that the Opinion Letter is deficient or otherwise), FaceBank agrees to take all steps required to permit the sale by Purchaser of any Closing Date Shares in accordance with applicable law. On the first anniversary of the Closing Date, FaceBank shall take all steps necessary to remove the legend on any Closing Date Shares then held by the Purchaser or its Affiliates so as to permit the free trade of all such Closing Date Shares.

In the event FaceBank reasonably determines, based on the opinion of its outside counsel, that further reliance on the Legal Opinion would result in the violation of applicable securities laws, FaceBank shall immediately (and in any event prior to so notifying its transfer agent) provide written notice to the Purchaser that it is terminating such reliance (the “Non-Reliance Notice”). Purchaser shall refrain from selling any of the Closing Date Shares for four (4) Business Days after the date of delivery of any Non-Reliance Notice. Prior to the expiration of such four (4) Business Day period, FaceBank shall either (a) file a Current Report on Form 8-K with the Commission disclosing any material, non-public information which caused the issuances of such Non-Reliance Notice; or (b) certify in writing to Purchaser that no material, non-public information was disclosed to Purchaser, and in either case of (a) or (b), issue a new Opinion Letter to the transfer agent to allow Purchaser to resume sales of the Closing Date Shares under Rule 144. Any failure to file or deliver the items required in (a) or (b) shall be deemed to be a certification that no material, non-public information was disclosed to Purchaser.

Except as set forth in the immediately preceding paragraph, until such time as Purchaser no longer owns any Closing Date Shares, or all of the Closing Date Shares have been registered on an effective Form S-1 or Form S-3 registration statement, FaceBank shall ensure that all times its transfer agent is able to rely on an Opinion Letter for any sales of the Closing Date Shares by Purchaser in accordance with Rule 144.”

Section 4. Amendment to Warrant. Effective as of September 30, 2020, Section 1(b) the Warrant is hereby amended by deleting “$5.00” and inserting “$2.75” in lieu thereof.

Section 5. Limited Effect. Except as expressly provided herein, the Purchase Agreement, the Warrant and the other Note Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Agreement shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Purchase Agreement, the Warrant or any other Note Document, (b) to prejudice any other right or rights which the Purchaser may now have or may have in the future under or in connection with the Purchase Agreement, the Warrant or any other Note Document or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Loan Parties or any other Person with respect to any waiver, amendment, modification or any other change to the Purchase Agreement, the Warrant or any other Note Document or any rights or remedies arising in favor of the Purchaser under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Loan Parties, on the one hand, and the Purchaser, on the other hand. References in the Purchase Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any other Note Document to the Purchase Agreement shall be deemed to be references to the Purchase Agreement as modified hereby. References in the Warrant to “this Warrant” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any other Note Document to the Warrant shall be deemed to be references to the Warrant as modified hereby.

Section 6. Representations. To induce the Purchaser to enter into this Amendment, the Loan Parties hereby jointly and severally represent and warrant to the Purchaser as follows:

(a) Since the date of the Purchase Agreement, no share of FaceBank’s common stock has been sold for cash consideration at a price per share less than $3.06.

(b) No event has occurred, or is reasonably expected to occur, which would (i) prevent the general counsel of FaceBank from delivering the Opinion Letter (as defined in Section 7(d) below) or (ii) cause FaceBank’s transfer agent to no longer be able to rely on the Opinion Letter.

Section 7. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by the Purchaser):

(a) The Purchaser shall have received an executed counterpart hereto signed by the Borrower;

(b) The Loan Parties shall have reimbursed the Purchaser for all reasonable expenses incurred by Purchaser in connection with the preparation, negotiation and execution of this Amendment, preparation and issuance of any legal opinion in connection with the Closing Date Shares, and as otherwise reimbursable pursuant to Section 13.12 of the Purchase Agreement; and

(c) The Loan Parties shall have delivered a fully executed lock-up agreement in the form attached hereto as Exhibit A.

Section 8. Covenants. The Loan Parties shall promptly (and in any event, within one (1) Business Day of request thereof) execute and deliver such further documents and instruments of conveyance and transfer and take such additional action as Purchaser may request to effect, consummate, confirm or evidence the transfer by Purchaser of all or any of the Closing Date Shares, including, without limitation, a reliance letter and instruction to FaceBank’s transfer agent to issue the Closing Date Shares to the Purchaser without legend, subject to restrictions under applicable law. Promptly following the effectiveness of this Amendment, but in any even no later than 5:00pm ET on October 1, 2020, (i) the general counsel of FaceBank deliver to FaceBank’s transfer agent the Opinion Letter (A) opining that the transfer and sale of the Closing Date Shares by the Purchaser is not required to be registered under the Securities Act by reason of the exemption provided by Section 4(a)(1) thereof and Rule 144 thereunder, and that the restrictive legend on FaceBank’s stock records, concerning the transfer of the Closing Date Shares under the Securities Act, may be removed in connection with such transfer and sale, and (B) stating that the transfer agent may rely on such Opinion Letter until such time as FaceBank notifies the transfer agent in writing that it can no longer so rely, and (ii) FaceBank shall deliver to the Purchaser written confirmation from FaceBank’s transfer agent that the Opinion Letter is acceptable to permit sales of the Closing Date Shares under Rule 144.

Section 9. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Purchase Agreement and the Warrant, and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Purchase Agreement or the Warrant. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Purchase Agreement and the Warrant are ratified and confirmed and shall continue in full force and effect. This Amendment constitutes a Note Document, and any breach of any covenant or obligation set forth herein shall constitute an Event of Default under the Purchase Agreement

Section 10. Amended Notes and Warrant. Wherever necessary, all other terms of the Purchase Agreement and the Warrant are hereby amended to be consistent with the terms of this Amendment.

Section 11. Release of Claims. To induce the Purchaser to enter into this Amendment, each Loan Party hereby releases, acquits and forever discharges the Purchaser, its Affiliates and each of their respective officers, directors, agents, employees, successors and assigns (the “Released Parties”), from all liabilities, claims, demands, actions or causes of action of any kind (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown, that any one or more of them now have or ever have had against any Released Parties, whether arising under or in connection with the Purchase Agreement or otherwise through the date of this Amendment.

Section 12. Relationship of Parties; No Third Party Beneficiaries. Nothing in this Amendment shall be construed to alter the existing debtor-creditor relationship between the Borrower and the Purchaser. This Amendment is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Amendment.

Section 13. Incorporation by Reference. Each of Sections 13.5 (Signatures; Counterparts), 13.7 (Governing Law) and 13.8 (Jurisdiction, Jury Trial Waiver, Etc.) of the Purchase Agreement are hereby incorporated herein by reference, mutatis mutandis.

Section 14. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 15. References. Any reference to the Purchase Agreement contained in any document, instrument or agreement executed in connection with the Purchase Agreement, shall be deemed to be a reference to the Purchase Agreement as modified by this Amendment.

Section 16. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

Borrower:

fubotv inc.

By:	/s/ David Gandler
Name:	David Gandler
Title:	Chief Executive Officer

fubotv MEDIA inc.

By:	/s/ David Gandler
Name:	David Gandler
Title:	Chief Executive Officer

EVOLUTION AI CORPORATION

By:	/s/ David Gandler
Name:	David Gandler
Title:	Chief Executive Officer

PULSE EVOLUTION CORPORATION

By:	/s/ David Gandler
Name:	David Gandler
Title:	Chief Executive Officer

SPORTS RIGHTS MANAGEMENT, LLC

By:	/s/ David Gandler
Name:	David Gandler
Title:	Chief Executive Officer

[signature pages continue]

Purchaser:

FB LOAN SERIES I, LLC

By:	/s/ Gregory Preis
Name:	Gregory Preis
Title:	Authorized Signatory

EXHIBIT A

LOCK-UP AGREEMENT

September 30, 2020

FuboTV Inc.

1330 Avenue of the Americas

New York, New York 10019

RE: Warrant Lock-Up

Ladies & Gentlemen:

FB Loan Series I, LLC, a Delaware limited liability company (“Holder”), is the owner of a Warrant to Purchase Common Stock, dated March 16, 2020 (as amended from time to time, the “Warrant”), which is exercisable into shares (“Warrant Shares”) of common stock, par value $0.0001 per share, of fuboTV Inc., a Florida corporation (the “Company” and “Common Stock”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holder and the Company hereby agree as follows:

1. Definitions. As used in this letter agreement, the following terms have the meanings indicated below:

“Completion of the Offering” shall mean the settlement of the first sale of Common Stock pursuant to the registration statement for the Offering.

“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the earlier of close of trading (i) on January 7, 2021, or (ii) the first date on which any share of Common Stock trades on the New York Stock Exchange, or any other national securities exchange, in excess of $18.00.

“No Exercise Period” shall mean the period beginning on the date hereof and continuing through the earliest of close of trading on (i) October 15, 2020, (ii) the first date on which any share of Common Stock trades on the New York Stock Exchange, or any other national securities exchange, in excess of $14.00, and (iii) the date of the Completion of the Offering.

“Offering” shall mean the Company’s proposed public offering of Common Stock for which Evercore Group L.L.C. (“Evercore”) will act as the representative of the underwriters.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sell or Offer to Sell” shall mean to, directly or indirectly, (i) sell, offer to sell, contract to sell or lend, (ii) pledge, hypothecate or grant any security interest in, or (iii) in any other way transfer or dispose of.

2. Lock-Up. During the Lock-up Period, the Holder will not, without the prior written consent of the Company, Sell or Offer to Sell the Warrant or any Warrant Shares. The foregoing restriction shall not apply to the transfer of the Warrant or the Warrant Shares to an Affiliate (as defined in the Warrant) of the Holder; provided, however, that it shall be a condition to such transfer that the transferee agrees in writing to be bound by the provisions of this letter agreement. For the avoidance of doubt, this Section 2 shall not apply to the 900,000 shares of Common Stock currently owned by the Holder (the “Existing Shares”).

3. No Exercise of Warrant. During the No Exercise Period, the Holder will not, without the prior written consent of the Company, exercise the Warrant. Following the No Exercise Period, the Holder shall be able to exercise the Warrant, including on a net exercise or cashless basis, and nothing in this letter agreement, including Section 2, shall prohibit such exercise.

4. Registration Rights. The Company shall (a) file a registration statement on Form S-1 or S-3 which includes the Warrant Shares on the earlier to occur of (i) the date of filing of the next registration statement for any capital stock of the Company or (ii) November 15, 2020; and (b) have been approved to list the Common Stock for trading on a national securities exchange prior to the effective date of such registration statement. The Company shall diligently prosecute and shall timely respond to all requests and mandates from applicable governmental authorities in connection with the registration and listing applications referred to in this Section 4. Without limiting the foregoing, the Holder agrees, during the period beginning on the date hereof and continuing through the close of trading on November 15, 2020, not to make any other demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of the Warrant Shares or the Existing Shares.

5. Release of Undersigned. The Holder shall be immediately released from all obligations hereunder if (i) the Company notifies Evercore in writing that it does not intend to proceed with the Offering, (ii) the underwriting agreement for the Offering is not executed before November 1, 2020, (iii) the underwriting agreement for the Offering terminates or is terminated, or (iv) the Company fails to timely perform its obligations under Section 4.

6. Miscellaneous. The following Sections of the Warrant are hereby incorporated into this letter agreement by reference, mutatis mutandis: 8 (Notice), 9 (Amendment and Waiver), and 10 (Governing Law; Jurisdiction; Jury Trial).

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this letter as of the date first written above.

FB LOAN SERIES I, LLC	FUBOTV INC.

By:	By:
Name:	Name:
Title:	Title: